Right Management Consultants, Inc.

            Exhibit 11 - Consolidated Earnings Per Share Calculation

        For the Three and Six Month Periods Ended June 30, 1996 and 1995

                                           Three Months Ended            Six Months Ended
                                                 June 30,                    June 30,
                                            1996          1995           1996            1995
                                        (Unaudited)    (Unaudited)    (Unaudited)     (Unaudited)
Earnings per common share
Primary and Fully Diluted EPS:

Primary EPS  **
Net income                               $2,597,000     $1,879,000     $5,006,000     $3,601,000
                                         ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                    6,303,000      5,964,000      6,224,000      5,955,000

Dilutive  effect  (excess  of number
of shares  issuable  over  number
of shares assumed to be issued
using the average market price
during the period) of
outstanding options                         506,000        273,000        496,000        254,000
                                         ----------     ----------     ----------     ----------

Adjusted weighted average number
of shares outstanding                     6,809,000      6,237,000      6,720,000      6,209,000
                                         ==========     ==========     ==========     ==========

Earnings per common share                $     0.38     $     0.30     $     0.75     $     0.58
                                         ==========     ==========     ==========     ==========

Fully Diluted EPS  **

Net income                               $2,597,000     $1,879,000     $5,006,000     $3,601,000
                                         ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                    6,303,000      5,964,000      6,224,000      5,955,000

Dilutive  effect  (excess  of number
of shares  issuable  over  number
of shares assumed  to be  issued
using  the  market  price at the
end of the  period)  of
outstanding options
                                            521,000        276,000        573,000        237,000
                                         ----------     ----------     ----------     ----------

Adjusted weighted average number
of shares outstanding                     6,824,000      6,240,000      6,797,000      6,192,000
                                         ==========     ==========     ==========     ==========

Earnings per common share                $     0.38     $     0.30     $     0.74     $     0.58
                                         ==========     ==========     ==========     ==========



** Share and per share data above reflect both the November 10, 1995 and July 26, 1996 three-for-two stock splits.